UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Mateon Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2017

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2017 annual meeting of stockholders of Mateon Therapeutics, Inc., to be held at 10:00 a.m., local time, on Friday, June 9, 2017, at the offices of the Company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 44 Montgomery Street, 36th Floor, San Francisco, California 94104.

Details regarding the meeting, the business to be conducted at the meeting, and information about Mateon Therapeutics, Inc., that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, five (5) persons will be elected to our Board of Directors. In addition, we will ask stockholders to ratify the selection of OUM & Co. LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017. The Board of Directors recommends the approval of both of the proposals. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we have elected to deliver our proxy materials to the majority of our shareholders over the Internet. This delivery process allows us to provide shareholders with the information they need, while at the same time lowering the cost of delivery. On April 26, 2017, we will begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2017 Annual Meeting of Shareholders and our 2016 annual report to shareholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Mateon Therapeutics, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

/s/ William D. Schwieterman, M.D.
William D. Schwieterman, M.D.
President and Chief Executive Officer

701 GATEWAY BOULEVARD, SUITE 210

SOUTH SAN FRANCISCO, CALIFORNIA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2017

TO OUR STOCKHOLDERS:

Please take notice that the 2017 annual meeting of stockholders (the “Annual Meeting”) of Mateon Therapeutics, Inc., a Delaware corporation, will be held on Friday, June 9, 2017, at 10:00 a.m., local time, at the offices of the Company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 44 Montgomery Street, 36th Floor, San Francisco, California 94104, for the following purposes:

1. To elect five members to the Board of Directors to hold office until the 2018 annual meeting of stockholders or until their successors are duly elected and qualified;

2. To ratify the appointment of OUM & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and

3. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The Board of Directors recommends a vote “for” the election of each director nominee and a “for” vote for the second proposal listed above.

The Board of Directors has fixed the close of business on April 13, 2017, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. You may vote if you were a record holder of Mateon shares at the close of business on this date. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at our principal executive offices located at 701 Gateway Boulevard, Suite 210, South San Francisco, California 94080.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you cast your vote either in person or by proxy. When you have finished reading the proxy statement, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and submitting your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ William D. Schwieterman, M.D.
William D. Schwieterman, M.D.
President and Chief Executive Officer

April 26, 2017

PROXY STATEMENT FOR THE MATEON THERAPEUTICS, INC.

2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

JUNE 9, 2017

This proxy statement, along with the accompanying notice of the 2017 annual meeting of stockholders (the “Annual Meeting”) of Mateon Therapeutics, Inc., contains information about the Annual Meeting, including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 10:00 a.m., local time, on Friday, June 9, 2017, at the offices of the Company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 44 Montgomery Street, 36th Floor, San Francisco, California 94104.

In this proxy statement, we refer to Mateon Therapeutics, Inc. as “Mateon,” “the Company,” “we,” “our” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

On or about April 26, 2017, we will begin sending the Important Notice Regarding the Availability of Proxy Materials to all stockholders entitled to vote at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON JUNE 9, 2017

This proxy statement and our 2016 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 12-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2016, on the website of the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors & News” section of our website at www.mateon.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to Mateon Therapeutics, Inc., 701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080. Exhibits will be provided upon written request and payment of an appropriate processing fee.

The Annual Meeting will be held on Friday, June 9, 2017, at 10:00 a.m., local time, at the offices of the Company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 44 Montgomery Street, 36th Floor, San Francisco, California 94104. You are urged to attend the Annual Meeting and vote in person. If you are unable to attend the Annual Meeting and vote in person, the Board of Directors would appreciate your prompt vote either electronically via the Internet or telephone or via regular mail. We strongly encourage you to vote electronically, if you are given that option.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy? You received this proxy statement and the accompanying Notice of Annual Meeting of Stockholders because our Board of Directors is soliciting your proxy to vote at the Annual Meeting and any adjournments of the Annual Meeting. This proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, because you owned shares of Mateon common stock on the record date, April 13, 2017. The Company intends to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, the proxy materials to stockholders on or about April 26, 2017.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials? As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials and lower the costs of the annual meeting. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote. Record holders of our common stock at the close of business Eastern Time on the record date, April 13, 2017, may vote at the Annual Meeting. On April 13, 2017, approximately 40 record holders held 26,544,934 shares of our outstanding common stock. Our common stock is our only outstanding class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes You Have. Each share of our common stock that you own entitles you to one vote.

How You Can Vote. You can only vote your shares if you are either present in person or represented by proxy at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, and whether your shares should be voted for, against or abstained with respect to the other proposal. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet or telephone.

•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors’ recommendations as noted below.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing the ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker, or other holder of record), you will receive voting instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 8, 2017.

Recommendations of the Board of Directors. The Board of Directors recommends that you vote:

•	“FOR” the election of the five director nominees; and

•	“FOR” the ratification of the appointment of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

If any other matter is properly presented, the proxy holder will vote your shares in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy? If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•	if you submitted a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•	by delivering a written notice of revocation before the Annual Meeting with a date later than your previously delivered proxy card to our principal offices at 701 Gateway Boulevard, Suite 210, South San Francisco, California 94080; or

•	by attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

How to Vote if You Receive More Than One Proxy Card. You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How You Can Vote” for each account to ensure that all of your shares are voted.

How Your Shares Will Be Voted if You Do Not Vote. If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How You Can Vote.” If your shares are held in street name and you do not provide voting instructions to the bank, broker, or other nominee that holds your shares as described above, the bank, broker, or other nominee that holds your shares has the authority to vote your unvoted shares only on the proposal to ratify the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker, or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker, or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors, as disclosed in this proxy statement (Proposal 1 of this proxy statement).

Confidentiality of Votes. We will keep all the proxies, ballots and voting tabulations private. We only let Matthew M. Loar, our Chief Financial Officer who has been appointed as the inspector of election (the “Inspector of Election”), Broadridge Financial Solutions, Inc., which is assisting us with our proxy process, AST and other members of the Company’s management team examine these documents unless further disclosure is necessary to meet legal requirements.

Voting in Person. If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 13, 2017, the record date, for determining who is entitled to vote.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast affirmatively or negatively is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ un-voted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, the Audit Committee of our Board of Directors will reconsider its selection.

What Are the Costs of Soliciting these Proxies? We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees, and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the meeting (in person or by proxy) and abstentions are counted for purposes of determining whether a quorum exists. If a broker has voted on at least one agenda item, then broker non-votes are counted for purposes of determining whether a quorum exists.

Where to Find the Voting Results of the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Householding of Annual Disclosure Documents. SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements, and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, AST, by calling their toll free number, 1-800-937-5449.

If you do not wish to participate in “householding” and would like to receive your own set of Mateon’s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Mateon stockholder and together both of you would like to receive only a single set of proxy materials, follow these instructions:

•	If your Mateon shares are registered in your own name, please contact our transfer agent, AST, and inform them of your request by calling them at 1-800-937-5449 or writing them at 6201 15th Avenue, Brooklyn, NY 11219.

•	If a broker or other nominee holds your Mateon shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications. Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•	following the instructions provided on your Notice or proxy card; or

•	following the instructions provided when you vote over the Internet.

Attending the Annual Meeting. The Annual Meeting will be held at 10:00 a.m, local time, on Friday, June 9, 2017, at the offices of the Company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 44 Montgomery Street, 36th Floor, San Francisco, California 94104.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of five members, including three members who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under our Amended and Restated By-laws (the “By-laws”), the number of members of our Board of Directors is fixed from time to time by the Board of Directors. On March 17, 2017, our Board of Directors accepted the recommendation of the Nominating Committee and voted to nominate for election Dr. David J. Chaplin, Dr. Simon C. Pedder, Mr. Donald R. Reynolds, Dr. Bobby W. Sandage, Jr. and Dr. William D. Schwieterman, at the Annual Meeting for a term of one year to serve until the 2018 annual meeting of stockholders and until their respective successors have been elected and qualified.

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based upon this review, our Board has determined that each of the nominees except for Dr. Chaplin and Dr. Schwieterman qualify as “independent directors” as defined under the rules of The NASDAQ Stock Market and OTC Markets’ OTCQX Rules for U.S. Companies.

Proxies received in connection with the Annual Meeting will be voted for no more than five director nominees. A plurality of the shares voted affirmatively at the Annual Meeting is required to elect each nominee as a director. We will vote your shares as you specify on your proxy card. If you sign, date and return the proxy card but do not specify how you want your shares voted, we will vote them FOR the election of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. If we do not name a substitute nominee, the size of the Board of Directors will be reduced.

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during at least the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below. Each nominee for election to the Board of Directors has consented to being named as a nominee and has agreed to serve if elected. If elected, each director would serve for a one-year term, expiring at the 2018 annual meeting of stockholders and until his successor is elected. Each nominee for election to the Board of Directors is currently serving as a director.

The information set forth below with respect to each nominee has been furnished to us by that nominee. The ages of the nominees are as of March 17, 2017.

DAVID J. CHAPLIN, PH.D.

Age:	61

Director Since:	2013

Principal Occupation:	Since May 2015, Dr. Chaplin has served as Mateon’s Chief Scientific Officer.

Business Experience:	Prior to serving as our Chief Scientific Officer, Dr. Chaplin served as our President and Chief Executive Officer from May 2014 until May 2015, and Dr. Chaplin previously served as our Head of Research and Development from July 2000 until August 2011. From May 2014 to December 2016, Dr. Chaplin provided consulting services to Mateon through Aston Biopharma Ltd., a UK-based entity which is controlled by Dr. Chaplin.

From 1999 to 2000, Dr. Chaplin served as Vice President of Oncology at Aventis Pharma in Paris, where he was in charge of drug development from preclinical through phase 1 trials. Prior to the merger of Rhone Poulenc Rorer (“RPR”) with Hoechst

Marion Roussell, Dr. Chaplin was Senior Director of Oncology at RPR from 1998 to 1999. From 1992 to 1998, Dr. Chaplin headed up the Cancer Research Campaign’s (“CRC”) Tumor Microcirculation Group, based at the Gray Laboratory Cancer Research Trust, Mount Vernon Hospital, London. During this time, he was also a member of the CRC Phase I/II clinical trials committee. Dr. Chaplin also served as Section Head of Cancer Biology at Xenova in the U.K. from 1990 to 1992, and held a senior staff appointment at the British Columbia Cancer Research Centre from 1982 to 1990. Dr. Chaplin has a B.Sc. in chemistry from the University of Essex, a M.Sc. in pharmacology from the University of Southampton, and completed his Ph.D. in tumor biology at the University of London.

Other Directorships:	Since January 2012, Dr. Chaplin has been a director of Smart Matrix Ltd, a privately held company based in the UK, which develops treatments for wound healing. Since July 2012, Dr. Chaplin has also been a director of PHusis Therapeutics, Inc., a privately held biopharmaceutical company. Since July 2013, Dr. Chaplin has been a Director of Aston Biopharma, a private UK-based company that provides Scientific Consulting Services. Dr. Chaplin was also appointed as a director of Fast Biopharma in June 2016. Fast Biopharma is a private company based in the UK and is involved in the generation of antibody-based therapeutics.

Director Qualifications:	The Board believes that Dr. Chaplin’s expertise as one of the developers of the Company’s technology and his experience in the oncology field, together with his relationships with collaborators working on similar technology in this field, qualify Dr. Chaplin to serve as a director and led to the Board’s conclusion that he should be a member of the Board of Directors.

SIMON C. PEDDER, PH.D.

Age:	56

Director Since:	2016

Principal Occupation:	Dr. Pedder currently serves as the Vice President of Corporate Strategy and Business Development of Athenix, Inc., a private global specialty oncology pharmaceutical company.

Business Experience:	From April 2014 through June 2015, Dr. Pedder served as the President and Chief Executive Officer of Cellectar Biosciences, Inc., a biopharmaceutical company developing compounds for the treatment, diagnosis and imaging of cancer, and served as Cellectar’s Acting Chief Executive Officer from October 2013 until April 2014. Dr. Pedder also served as a member of the board of directors of Cellectar from October 2013 until June 2015. From May 2004 through July 2012, Dr. Pedder served as President, Chief Executive Officer and as a director of Chelsea Therapeutics, Inc., a public development stage biopharmaceutical company. Dr. Pedder has a Bachelor of Environmental Studies from the University of Waterloo, a Master of Science in Toxicology from Concordia University and a Ph.D. in Pharmacology from the Medical College at the University of Saskatchewan College of Medicine.

Other Directorships:	Dr. Pedder currently serves on the board of directors of Eboo Pharmaceuticals, Inc., a private development-stage pharmaceutical company, Ballantyne Therapeutics, Inc., a private pharmaceutical development company, and Atlantic Research Group, a private contract research organization. Dr. Pedder also served as a member of the board of directors of Cellectar from October 2013 until June 2015.

Director Qualifications:	The Board believes Dr. Pedder’s experience in cancer drug development and his experience managing public life sciences companies qualify Dr. Pedder to serve as a director of the Company and led to the Board’s conclusion that Dr. Pedder should be a member of the Board of Directors.

DONALD J. REYNOLDS

Age:	54

Director Since:	2016

Principal Occupation:	Mr. Reynolds is a practicing attorney and partner at the law firm of Wyrick Robbins Yates & Ponton LLP with experience in the areas of capital markets, securities law, mergers & acquisitions, venture capital and general corporate law. Mr. Reynolds also currently teaches Securities Regulation at Campbell University’s law school and guest lectures on corporate governance at the University of North Carolina Chapel Hill’s Kenan-Flagler Business School.

Business Experience:	Since Mr. Reynolds’s elevation to partner at the law firm of Wyrick Robbins Yates & Ponton LLP in 1996, he has participated in a variety of the firm’s internal committees, including the firm’s Executive Committee, Strategic Planning Committee, Nominating Committee and Compensation Committee. Mr. Reynolds received his B.A. from Whitman College and his J.D. from New York University School of Law. He is currently licensed to practice law in California and North Carolina.

Other Directorships:	Mr. Reynolds currently serves as a member of the board of directors of Atlantic Research Group, Inc., a private clinical research organization, and as Chair of the board of directors of USA Taekwondo, the non-profit national governing body for the sport.

Director Qualifications:	The Board believes that Mr. Reynolds’s extensive experience as a practicing capital markets attorney qualifies Mr. Reynolds to serve as a director of the Corporation and led to the Board’s conclusion that he should be a member of the Board.

BOBBY W. SANDAGE, JR., PH.D.

Age:	63

Director Since:	2016

Principal Occupation:	Dr. Sandage currently serves as the president and chief executive officer of Euclises Pharmaceuticals, Inc., a private drug discovery and development company advancing cyclooxygenase-2 (COX-2) inhibitors for cancer therapy. Since August of 2016, he has served as a general partner of Cultivation Capital, a venture capital firm specializing in investments in private technology and life sciences companies.

Business Experience:	Dr. Sandage provided services as an independent consultant for pharmaceutical companies from May 2013 until December of 2014. From April 2011 until April of 2013, he served as the president and chief executive officer of Coronado Biosciences, Inc. (now renamed Fortress Biotech, Inc.), a public biotechnology company dedicated to developing and commercializing pharmaceutical and biotechnology products in a variety of therapeutic fields, and as the vice president and head of oncology research and development for Covidien Pharmaceuticals, a specialty pharmaceuticals company, a position he held from March 2010 until March of 2011. From November 1991 to December of 2009, Dr. Sandage held various positions at Indevus Pharmaceuticals, Inc., a specialty pharmaceuticals company which was acquired by Endo Pharmaceuticals in 2009, including executive vice president of research and development and chief scientific officer. Prior to joining Indevus Pharmaceuticals, Dr. Sandage held senior drug development positions at DuPont Merck Pharmaceutical Company, DuPont Critical Care (formerly American Critical Care) and Merrell Dow

Pharmaceuticals. Dr. Sandage received B.S. in pharmacy from the University of Arkansas and a Ph.D. in clinical pharmacy from Purdue University.

Other Directorships:	Dr. Sandage is currently a member of the board of directors of Immunophotonics, Inc., a private cancer vaccine development company, EDIS Solutions, LLC, a private healthcare information technology company, and Euclises Pharmaceuticals, Inc.

Director Qualifications:	The Board believes that Dr. Sandage’s experience managing public life sciences companies and his extensive prior work on New Drug Applications, qualify Dr. Sandage to serve as a director of the Corporation and led to the Board’s conclusion that Dr. Sandage should be a member of the Board of Directors.

WILLIAM D. SCHWIETERMAN, M.D.

Age:	59

Director Since:	2007

Principal Occupation:	Since May 2015, Dr. Schwieterman has served as President and Chief Executive Officer of Mateon. Dr. Schwieterman has also been an independent consultant to biotech and pharmaceutical companies, including to Mateon, specializing in clinical development since July 2002.

Business Experience:	Dr. Schwieterman is a board-certified internist and a rheumatologist. Dr. Schwieterman was previously a part-time employee of Perceptive Advisors, LLC, a hedge fund based in New York, NY. From 2009 to 2014, Dr. Schwieterman was the Chief Medical Officer of Chelsea Therapeutics, Inc., a publicly traded biopharmaceutical development company, where he led the Chelsea Therapeutics clinical development team toward the approval of droxidopa for the treatment of symptoms of Parkinson’s disease and other neurogenerative diseases. Dr. Schwieterman was formerly Chief of the Medicine Branch and Chief of the Immunology and Infectious Disease Branch in the Division of Clinical Trials at the Food and Drug Administration (the “FDA”). In these capacities and others, Dr. Schwieterman spent 10 years at the FDA in the Center for Biologics overseeing a wide range of clinical development plans for a large number of different types of molecules. Dr. Schwieterman holds a B.S. and M.D. from the University of Cincinnati.

Other Directorships:	Dr. Schwieterman does not currently serve, and has not served in the past five years, as a member of the board of directors of another reporting company or of any registered investment company.

Director Qualifications:	The Board believes that Dr. Schwieterman’s medical training and his expertise with regulatory matters involving the FDA and the clinical trials process are invaluable skills that Dr. Schwieterman brings to his Board service and led to the Board’s conclusion that Dr. Schwieterman should be a member of the Board of Directors.

A plurality of the shares voted for each nominee at the Annual Meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION TO THE BOARD OF DIRECTORS OF EACH DIRECTOR NOMINEE NAMED ABOVE, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ELECTION OF SUCH NOMINEES UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On December 9, 2016, with the approval of the Audit Committee, we dismissed Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm. The audit reports of E&Y on our financial statements for the fiscal years ended December 31, 2015 and 2014 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2015 and 2014, and the subsequent periods through December 9, 2016, the date of E&Y’s dismissal, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within our two most recent fiscal years or the subsequent interim period through December 9, 2016. In accordance with Item 304(a)(3) of Regulation S-K, Mateon provided E&Y with a copy of the statements set forth above prior to the time the Current Report on Form 8-K reporting E&Y’s dismissal was filed with the SEC. Mateon requested that E&Y furnish it with a letter addressed to the SEC stating whether E&Y agreed with the above statements. A copy of that letter, dated December 14, 2016, is filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on December 15, 2016.

On December 9, 2016, the Audit Committee also authorized the appointment of OUM & Co. LLP (“OUM”) as our new independent registered public accounting firm for the fiscal year ending December 31, 2016. OUM was appointed as our independent registered public accounting firm on December 12, 2016. During the fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through December 12, 2016, neither Mateon, nor anyone on its behalf, consulted OUM regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, and no written report or oral advice was provided to Mateon that OUM concluded was an important factor considered by Mateon in reaching its decision as to an accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K). OUM’s report on Mateon’s financial statements for the fiscal year ended December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, but did contain an explanatory paragraph regarding uncertainty about Mateon’s ability to continue as a going concern.

We expect that one or more representatives of OUM & Co. LLP will be present at the Annual Meeting and will be available to respond to appropriate stockholder questions and may make a statement at the Annual Meeting if they desire to do so.

The submission of this matter to our stockholders at the Annual Meeting is not required by law or by our By-laws. The Board of Directors is nevertheless submitting it to the stockholders to ascertain their view. If this proposal is not approved at the Annual Meeting by the stockholders, the Audit Committee intends to reconsider, but might not change, its appointment of OUM & Co. LLP as the Company’s independent registered public accounting firm.

AUDIT FEES

The following table presents fees for professional audit services rendered by our independent public accounting firm, OUM & Co. LLP, for the audit of the Company’s annual financial statements for the years ended December 31, 2016 and December 31, 2015, and fees billed for other services rendered during those periods.

	2016	2015
Audit fees(1)	$104,000	$60,000
Audit-related fees(2)	—	—
Tax fees(2)	—	—
All other fees(2)	—	—

	$104,000	$60,000

(1)	Audit fees consisted of audit work performed in the preparation and audit of the annual financial statements, review of quarterly financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, such as the provision of consents and comfort letters in connection with the filing of registration statements and statutory audits. Ernst & Young LLP was engaged as our independent public accounting firm through December 9, 2016, when we terminated their services. Because we engaged OUM & Co. LLP as our independent public accounting firm following the filing of our third quarter 2016 Quarterly Report on Form 10-Q, we did not incur any costs for the review of quarterly financial statements from OUM & Co. LLP for the fiscal years ending December 31, 2016 or 2015.
(2)	There were no fees incurred in this category by our principal accounting firm in either 2016 or 2015.

Policy on Audit Committee Pre-Approval of Audit and Permissible

Non-audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.	Audit services include audit work performed in the preparation and audit of the annual financial statements, review of quarterly financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as the provision of consents and comfort letters in connection with the filing of registration statements.

2.	Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services consist principally of assistance with tax compliance and reporting, as well as certain tax planning consultations.

4.	Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Approval of the ratification of appointment of our independent registered public accounting firm requires an affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our Board of Directors currently consists of five members: Dr. David J. Chaplin, Dr. Simon C. Pedder, Mr. Donald R. Reynolds, Dr. Bobby W. Sandage, Jr. and Dr. William D. Schwieterman. Under our By-laws, the number of members of our Board of Directors is fixed from time to time by the Board of Directors, and directors serve in office until the next annual meeting of stockholders and until their successors have been elected and qualified.

Committees of the Board and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2016, the Board of Directors held eight meetings, and the various committees of the Board met a total of ten times. The Board of Directors has established three committees whose functions and current members are noted below. The Audit Committee, the Compensation Committee, and the Nominating and Governance Committee (collectively, the “Board Committees”) are committees of the Board of Directors and consist solely of members of the Board of Directors. Each director who served during fiscal year 2016 attended 75% or more of the aggregate number of meetings of the Board of Directors and Board Committees on which he or she served during fiscal year 2016. The Board has also adopted a policy under which each member of the Board who chooses to attend the annual meeting of our stockholders is expected to do so at his or her own expense. One director in office at the time of our annual meeting of stockholders in 2016 standing for re-election attended our 2016 annual meeting, William D. Schwieterman, M.D., and two shareholders attended the meeting.

Audit Committee. The Audit Committee consists of Dr. Sandage (Chairman), Dr. Pedder and Mr. Reynolds. During fiscal year 2016, the Audit Committee held five meetings. Our Audit Committee has the authority to retain and terminate the services of our independent registered public accounting firm, reviews our annual financial statements, considers matters relating to accounting policy and internal controls, and reviews the scope of our annual audits. The Board has determined that Dr. Sandage is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the “Audit Committee Report” set forth elsewhere in this proxy statement. The Board of Directors has adopted a charter for the Audit Committee, which is reviewed and reassessed annually by the Audit Committee. A copy of the Audit Committee’s written charter is publicly available on our website at www.mateon.com. All members of our Audit Committee qualify as independent under the definition promulgated by The NASDAQ Stock Market and OTC Markets’ OTCQX Rules for U.S. Companies.

Compensation Committee. The Compensation Committee consists of Dr. Pedder (Chairperson), Mr. Reynolds and Dr. Sandage. During fiscal year 2016, the Compensation Committee held three meetings. The Compensation Committee’s roles and responsibilities are set forth in the Compensation Committee’s written charter, and include making recommendations to the Board of Directors regarding the compensation philosophy and compensation guidelines for our executives, the role and performance of our executive officers, and appropriate compensation levels for our Chief Executive Officer (or “CEO”), which are determined without the CEO present, and other executives based on a comparative review of compensation practices of similarly situated businesses. The Compensation Committee also makes recommendations to the Board regarding the design and implementation of our compensation plans and the establishment of criteria and the approval of performance results relative to our incentive plans. Our Compensation Committee also administers our 2015 Plan and our 2017 Plan. Each member of the Compensation Committee qualifies as independent under the definition promulgated by The NASDAQ Stock Market and OTC Markets’ OTCQX Rules for U.S. Companies, and qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act.

The Compensation Committee reviews and assesses the three main components of each named executive officer’s compensation: base salary, incentive compensation, and equity compensation. Adjustments to base salary are generally only made when there has been a change in the scope of the responsibilities of the named executive officer or when, based on a review of the base salary component of executive officers in companies of a similar size and stage of development, the Compensation Committee members believe that an adjustment is warranted in order to remain competitive. The executive management of the Company determines and agrees with the Compensation Committee on its corporate goals and objectives for the ensuing year. At the end of each year, the attainment of each objective is assessed and incentive awards may be made to each executive based on his or her contribution to achieving the objectives. Awards are made based on either provisions of an executive’s employment agreement, or an assessment of each executive’s equity compensation position relative to the Company’s other executives.

The Compensation Committee also typically reviews our director compensation on at least an annual basis.

The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. In 2016, the Compensation Committee engaged the services of Radford, an Aon Hewitt Company (“Radford”), a national executive compensation consulting firm, to assist the Compensation Committee in defining the appropriate market of the Company’s peer companies for executive and director compensation and practices and in benchmarking our executive and director compensation program against the peer group, with an emphasis on equity compensation. Radford performed these services solely on behalf of the Compensation Committee and had no relationship with the Company or management except as it may have related to the performance of such services. The Compensation Committee has assessed the independence of Radford pursuant to SEC rules and the corporate governance rules of The NASDAQ Stock Market and concluded that no conflict of interest exists that would prevent Radford from independently representing the Compensation Committee.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.mateon.com.

Compensation Committee Interlocks and Insider Participation. None of the members of our Compensation Committee is or has been employed by us in the last completed fiscal year. In addition, none of our executive officers served as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, of any entity that has an executive officer who serves on our Board or Compensation Committee during fiscal year 2016.

Nominating and Governance Committee. During fiscal year 2016, the Nominating and Governance Committee held two meeting. The Nominating and Governance Committee consists of Mr. Reynolds (Chairman), Dr. Pedder and Dr. Sandage. The Nominating and Governance Committee’s role and responsibilities are set forth in the Nominating and Governance Committee’s written charter and include making recommendations to the full Board as to the size and composition of the Board and making recommendations as to particular nominees to the Board. All members of the Nominating and Governance Committee qualify as independent under the definition promulgated by The NASDAQ Stock Market and OTC Markets’ OTCQX Rules for U.S. Companies.

If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2018 annual meeting of stockholders using the procedures set forth in the By-laws, it must follow the procedures described below under “Stockholder Proposals and Nominations for Director” at the end of this proxy statement.

In addition, the Nominating and Governance Committee may consider candidates recommended by stockholders, as well as from other sources, such as current directors or officers, third-party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the biotechnology industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Governance Committee, it should submit any pertinent information regarding the candidate to the Chairman of the Nominating and Governance Committee by mail at 701 Gateway Boulevard, Suite 210, South San Francisco, California 94080. The Nominating and Governance Committee considers issues of diversity among its members in identifying and considering nominees for director, and strives where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship of the Board and its committees.

A copy of the Nominating and Governance Committee’s written charter is publicly available on our website at www.mateon.com.

Board of Directors Leadership Structure

The Board does not have a policy regarding the separation of the roles of CEO and Chairman of the Board, as the Board believes it is in the best interests of the Company to periodically make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having an employee director serve as Chairman is in the best interest of the Company’s stockholders at this time.

The Chairman of the Board of Directors provides leadership to the Board and works with the Board to define its activities and the calendar for fulfillment of its responsibilities. The Chairman of the Board of Directors approves the meeting agendas after input from management, facilitates communication among members of the Board and presides at meetings of our Board and stockholders. Dr. Schwieterman has served as Chairman of the Board of Directors since August 18, 2016.

The Chairman of the Board of Directors, the Chairman of the Audit Committee, the CEO and the other members of the Board work in concert to provide oversight of our management and affairs. We believe that the leadership of the Chairman of the Board fosters a culture of open discussion and deliberation, with a thoughtful evaluation of risk, to support our decision-making. Our Board encourages communication among its members and between management and the Board to facilitate productive working relationships. Working with the other members of the Board, the Chairman also works to ensure that there is an appropriate balance and focus among key board responsibilities such as strategic development, review of operations and risk oversight.

The Board of Directors’ Role in Risk Oversight

The Board plays an important role in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board and its committees. In particular, the Board administers its risk oversight function through (1) the review and discussion of regular periodic reports to the Board and its committees on topics relating to the risks that we face, (2) the required approval by the Board (or a committee of the Board) of significant transactions and other decisions, (3) the direct oversight of specific areas of our business by the Audit and Compensation Committees, and (4) regular periodic reports from our auditors and outside advisors regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting. The Board also relies on management to bring significant matters impacting us to the Board’s attention.

Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for discussing the guidelines and policies that govern the process by which our exposure to financial risk is assessed and managed by management. As part of this process, the Audit Committee discusses our major financial risk exposures and steps that management has taken to monitor, control, and report such exposure. In addition, we, under the supervision of the Audit Committee, have established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

Because of the role of the Board in risk oversight, the Board believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. The Board recognizes that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to our operations; however, the Board believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (650) 635-7000. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should submit his or her questions to the appropriate director using the Investor Relations email link in the “Contact Us” section on the Company’s website at www.mateon.com. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Our whistleblower hotline is accessible by telephone at 844-990-0002, by e-mail at reports@lighthouse-services.com, and online at http://www.lighthouse-services.com/Mateon.

EXECUTIVE OFFICERS OF THE COMPANY

See “Proposal 1 – Election of Directors” above for the biography of our President and Chief Executive Officer, William D. Schwieterman, M.D. and for the biography of our Chief Scientific Officer, David J. Chaplin, Ph.D.

Matthew M. Loar, age 54, was appointed as our Chief Financial Officer in July 2015. Mr. Loar was previously Chief Financial Officer of KineMed, Inc., a privately held biotechnology company, from January 2014 to July 2015. From January 2010 to January 2014, Mr. Loar was an independent financial consultant to companies in the biopharmaceutical industry. While consulting, he also served as acting Chief Executive Officer and Chief Financial Officer of Neurobiological Technologies, Inc. (NTI), a publicly traded pharmaceutical company, beginning in February 2010 and currently continuing, and as Chief Financial Officer of Virolab, Inc., a biotechnology company, from May 2011 to August 2012. Previously, he was Chief Financial Officer of NTI from April 2008 to December 2009. Earlier in his career, Mr. Loar was Chief Financial Officer of Osteologix, Inc., a publicly traded pharmaceutical company, from 2006 to 2008, and of Genelabs Technologies, Inc., a publicly traded biopharmaceutical and diagnostics company, from 1995 to 2006. Mr. Loar currently serves on the board of directors of NTI. Mr. Loar received a B.A. in Legal Studies from the University of California, Berkeley and is a Certified Public Accountant (inactive) in California. We have an employment agreement with Mr. Loar, as further described under “Execution Compensation – Narrative Disclosure to Summary Compensation Table.”

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, the members of which have been appointed by the Board of Directors and which consists entirely of directors who meet the independence and experience requirements of The NASDAQ Stock Market and the independence requirements of the OTC Markets’ OTCQX Rules for U.S. Companies, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.mateon.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of OUM & Co. LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2016, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016, with management and OUM & Co. LLP, our independent registered public accounting firm;

•	Discussed with OUM & Co. LLP the matters required to be discussed in accordance with Auditing Standard No. 16 – Communications with Audit Committees; and

•	Received written disclosures and the letter from OUM & Co. LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding OUM & Co. LLP’s communications with the Audit Committee and the Audit Committee further discussed with OUM & Co. LLP their independence. The Audit Committee also considered the status of any pending litigation, taxation matters, and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and OUM & Co. LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

RESPECTFULLY SUBMITTED,

Members of the Mateon Therapeutics, Inc. Audit Committee

Bobby W. Sandage, Jr., Ph.D.

Simon C. Pedder, Ph.D.

Donald R. Reynolds

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock to file with the SEC and us initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities. For these purposes, the term “other equity securities” would include options granted under the Mateon Therapeutics, Inc. 2005 Stock Plan (the “2005 Stock Plan”), the Mateon Therapeutics, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) and the Mateon Therapeutics, Inc. 2017 Equity Incentive Plan (the “2017 Plan”). To our knowledge, based solely on a review of the forms and written representations received by us from our Section 16 reporting persons, during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to the reporting persons were properly and timely satisfied.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Audit Committee reviews and approves in advance all related person transactions.

On July 21, 2014, Mateon entered into a consultancy agreement with Dr. Schwieterman, a member of our Board of Directors at the time, to provide consulting services regarding regulatory development of our investigational drugs. We paid Dr. Schwieterman $21,600 for services performed under this consultancy agreement between January 1, 2015 and May 11, 2015. Dr. Schwieterman was appointed our President and Chief Executive Officer on May 12, 2015, the consultancy agreement was terminated effective with this appointment, and no further consultancy payments were made. The compensation Dr. Schwieterman received from the Company during 2015, as further described under “Executive Compensation,” includes compensation received under his consultancy agreement prior to his appointment as President and Chief Executive Officer.

In January 2013, Mateon entered into a consultancy agreement with Dr. Chaplin and also appointed Dr. Chaplin to our Board of Directors. On August 8, 2013, this consultancy agreement was assigned to Aston Biopharma LTD, an entity which is controlled by Dr. Chaplin. Dr. Chaplin is a resident of the United Kingdom, and the services he performs for Mateon while in the United Kingdom are conducted through Aston Biopharma LTD. Services Dr. Chaplin performs for Mateon while he is in the United States are paid directly to Dr. Chaplin. We paid Aston Biopharma LTD approximately $190,000 and $105,750 as compensation for services Dr. Chaplin performed while in the United Kingdom under this consultancy agreement during 2015 and 2016, respectively, and his compensation for services as an employee was reduced by these amounts. On October 25, 2016, Aston Biopharma LTD and Mateon agreed to terminate the consultancy agreement effective as of January 1, 2017.The compensation Dr. Chaplin received from the Company as further described under “Executive Compensation” includes compensation received under our consultancy agreement with Aston Biopharma LTD. From May 15, 2014, until May 12, 2015, Dr. Chaplin served as our President and Chief Executive Officer, and since May 12, 2015, Dr. Chaplin has served as our Chief Scientific Officer.

On June 14, 2012, we entered into a License Agreement with Angiogene Pharmaceuticals Ltd. (the “License Agreement”), pursuant to which we obtained certain rights to patent applications held by Angiogene in exchange for our payment of certain upfront fees, milestone payments, and royalty payments to Angiogene. In October 2012, Dr. Chaplin became the beneficial owner of 16.7% of the then issued and outstanding equity of Angiogene, and Dr. Chaplin’s spouse also became the beneficial owner of 16.7% of the then issued and outstanding equity of Angiogene. During 2015, we paid $75,000 to Angiogene under the License Agreement. No payments were made to Angiogene during 2016. On March 31, 2016, we sent a letter to Angiogene terminating the License Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information with respect to the beneficial ownership of our common stock as of April 13, 2017, for (a) each of our executive officers named in the Summary Compensation Table, (b) each of our directors, (c) all of our current directors and executive officers as a group, and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 13, 2017, pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the tables. Except as indicated in footnotes to these tables, we believe that the stockholders named in these tables have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Ownership determinations are based on 26,544,934 shares of common stock outstanding on April 13, 2017. Unless otherwise indicated, the address of each stockholder is c/o Mateon Therapeutics, Inc., 701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080.

Name of Beneficial Owner	Number of Shares of Mateon Common Stock Beneficially Owned and Nature of Ownership		Percent of Class
Directors and Named Executive Officers
David J. Chaplin, Ph.D.	407,361	(1)	1.5%
William D. Schwieterman, M.D.	387,242	(2)	1.4%
Matthew M. Loar	231,770	(3)	*
Simon C. Pedder, Ph.D.	130,341	(4)	*
Donald R. Reynolds	56,369	(5)	*
Bobby W. Sandage, Jr., Ph.D.	26,369	(6)	*
All current directors and executive officers as a group (6 persons)	1,239,452	(7)	4.5%

*	Less than 1%.
(1)	Includes 406,355 shares Dr. Chaplin has the right to acquire currently or within 60 days of April 13, 2017, upon the exercise of options.
(2)	Includes 386,495 shares Dr. Schwieterman has the right to acquire currently or within 60 days of April 13, 2017, upon the exercise of options.
(3)	Includes 181,770 shares Mr. Loar has the right to acquire currently or within 60 days of April 13, 2017, upon the exercise of options.
(4)	Represents shares Dr. Pedder has the right to acquire currently or within 60 days of April 13, 2017, upon the exercise of options.
(5)	Includes 26,369 shares Mr. Reynolds has the right to acquire currently or within 60 days of April 13, 2017, upon the exercise of options.
(6)	Represents shares Dr. Sandage has the right to acquire currently or within 60 days of April 13, 2017, upon the exercise of options.
(7)	Includes 1,157,699 shares that the current directors and executive officers have the right to acquire currently or within 60 days of April 13, 2017, upon the exercise of options.

The determination that there were no persons, entities or groups known to us to beneficially own more than 5% of our outstanding common stock as of April 13, 2017, was based on a review of all statements filed with respect to us since the beginning of the past fiscal year with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2016 and December 31, 2015 to (1) our current President and Chief Executive Officer, (2) our former President and Chief Executive Officer, who continues as Chief Scientific Officer of the Company, and (3) our Chief Financial Officer, who is our next most highly compensated executive officer earning more than $100,000 during the fiscal year ended December 31, 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($) (1)		All Other Compensation ($)		Total ($)
William D. Schwieterman, M.D.(2)	2016	$410,000	$102,500		$227,514	(3)	$126,298	(4)	$866,312
President and Chief Executive Officer	2015	$264,923	$140,000		$331,771	(5)	$135,615	(6)(7)(8)	$872,309
Matthew M. Loar(9)	2016	$325,000	$56,875		$142,648	(10)	$—		$524,523
Chief Financial Officer	2015	$148,750	$68,220	(11)	$157,961	(12)	$—		$374,931
David J. Chaplin, Ph.D.(13)	2016	$220,000	$38,500		$142,648	(14)	$—		$401,148
Chief Scientific Officer	2015	$289,674	$98,794		$238,472	(15)	$36,474	(16)	$663,414

(1)	The fair values for the stock awards granted were estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for the years ended December 31, 2016 and 2015:

	Years ended December 31,
Weighted Average Assumptions	2016	2015
Risk-free interest rate	1.5%	1.71%
Expected life (years)	6.0	6.0
Expected volatility	88%	92%
Dividend yield	0.00%	0.00%

See Note 6 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, for additional information regarding the assumptions used to determine the fair value of each of the stock awards and option awards set forth in this table. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Significant Judgments and Estimates” in the Form 10-K.

(2)	Dr. Schwieterman became our President and Chief Executive Officer in May 2015.
(3)	On March 21, 2016, we granted Dr. Schwieterman options to purchase 500,000 shares of our common stock with an exercise price of $0.7277 per share. Twenty-five percent of the options will vest on the first anniversary of the date of grant, and the remaining seventy-five percent will vest in substantially equal monthly installments over the next thirty-six months following the first anniversary of the grant date, such that 100% of the options will be fully vested as of the fourth anniversary of the date of grant.
(4)	Represents costs for a furnished apartment in San Francisco, California, inclusive of utilities, and the cost of one economy class round-trip ticket between San Francisco, California and Mobile, Alabama per month, and the income tax impact of these expenses.
(5)

On May 28, 2015, we granted Dr. Schwieterman options to purchase 300,000 shares of our common stock with an exercise price of $1.43 per share. Twenty-five percent of the options will vest on the first anniversary of the date of grant, and the remaining seventy-five percent will vest in substantially equal monthly installments over the next thirty six months following the first anniversary of the grant date, such that 100% of the options will be fully vested as of the fourth anniversary of the date of grant. On May 28, 2015, we also granted Dr. Schwieterman options to purchase 75,000 shares of our common stock with an exercise price of $1.43 per share which will only vest upon a change of control (as defined in Dr. Schwieterman’s employment agreement) in which the value of our common stock in connection with such change of control is at least $15.00 per share. Because of the significant uncertainty regarding the likelihood of a change in control for a value of at least $15.00 per share, the estimated value of these options ($41,440) has been excluded from the Summary Compensation Table.
(6)	Includes $90,015 for the costs of a furnished apartment in San Francisco, California, inclusive of utilities, and the cost of one economy class round-trip ticket between San Francisco, California and Mobile, Alabama per month, and the income tax impact of these expenses.
(7)	Includes $24,000 for fees earned or paid in cash in connection with Dr. Schwieterman’s service as a member of the Board prior to his employment as our President and Chief Executive Officer in May 2015.
(8)	Includes $21,600 as compensation for regulatory consulting services Dr. Schwieterman provided to us prior to his appointment as our President and Chief Executive Officer in May 2015.
(9)	Mr. Loar became our Chief Financial Officer in July 2015.
(10)	On March 21, 2016, we granted Mr. Loar options to purchase 262,500 shares of our common stock with an exercise price per share of $0.7277 per share. Twenty-five percent of the options will vest on the first anniversary of the grant date, and the remaining seventy-five percent will vest in substantially equal monthly installments over the next thirty-six months following the first anniversary of the grant date, such that 100% of the options will be fully vested as of the fourth anniversary of the date of grant.
(11)	Mr. Loar was paid a one-time signing bonus of one month’s salary, or $27,083, shortly following his employment and an annual incentive bonus of $41,137 for work performed during 2015.
(12)	On July 20, 2015, we granted Mr. Loar options to purchase 150,000 shares of our common stock with an exercise price per share of $1.37 per share. Twenty-five percent of the options will vest on the first anniversary of the grant date, and the remaining seventy-five percent will vest in substantially equal monthly installments over the next thirty-six months following the first anniversary of the grant date, such that 100% of the options will be fully vested as of the fourth anniversary of the date of grant.
(13)	Dr. Chaplin served as our President and Chief Executive Officer from May 2014 until May 2015, and has served as our Chief Scientific Officer since May 2015.
(14)	On March 21, 2016, we granted Dr. Chaplin options to purchase 262,500 shares of our common stock with an exercise price per share of $0.7277 per share. Twenty-five percent of the options will vest on the first anniversary of the grant date, and the remaining seventy-five percent will vest in substantially equal monthly installments over the next thirty-six months following the first anniversary of the grant date, such that 100% of the options will be fully vested as of the fourth anniversary of the date of grant.
(15)	On May 28, 2015, we granted Dr. Chaplin options to purchase 225,000 shares of our common stock with an exercise price per share of $1.43. Twenty-five percent of the options vested on the grant date, and the remainder will vest in thirty-six substantially equal monthly installments beginning on the one month anniversary of the grant date.
(16)	Represents the costs of furnished housing in San Francisco, California, inclusive of utilities, and the cost of one business class round-trip ticket between San Francisco, California and London, United Kingdom per month, and the income tax impact of these expenses.

Narrative Disclosure to Summary Compensation Table

Dr. William D. Schwieterman. On May 15, 2015, we entered into an employment agreement with Dr. Schwieterman with respect to his service as President and Chief Executive Officer, which was subsequently amended on July 31, 2015. Pursuant to the terms of this agreement, Dr. Schwieterman is eligible to receive an annual base salary of $410,000. In addition, Dr. Schwieterman is eligible to be awarded an annual bonus of up to fifty percent of his then-current annual base salary, at our sole discretion, based on our assessment of Dr. Schwieterman’s performance and the Company’s performance. On May 28, 2015 and pursuant to the terms of the 2015 Plan and Dr. Schwieterman’s employment agreement, we granted Dr. Schwieterman options to purchase 375,000 shares of our common stock with an exercise price per share of $1.43. With respect to 300,000 of these options, twenty-five percent of the options will vest on the first anniversary of the grant date, and the remaining seventy-five percent will vest in thirty-six substantially equal monthly installments beginning one year and one month after the grant date. The vesting with respect to options to purchase 75,000 shares of common stock will only occur upon a change of control in which the value of our common stock in connection with such change of control is at least $15.00 per share. On March 21, 2016, we granted Dr. Schwieterman options to purchase 500,000 shares of our common stock with an exercise price of $0.7277 per share. Twenty-five percent of those options will vest on the first anniversary of the date of grant, and the remaining seventy-five percent will vest in substantially equal monthly installments over the next thirty six months following the first anniversary of the grant date, such that 100% of the options will be fully vested as of the fourth anniversary of the date of grant. We also agreed to reimburse Dr. Schwieterman for customary expenses incurred and accounted for in connection with his employment. In addition, we agreed to reimburse Dr. Schwieterman or pay on his behalf the costs of furnished housing in San Francisco, California inclusive of utilities, the retention of a rental car, and the cost of one economy class roundtrip airplane ticket between San Francisco, California and Mobile, Alabama per month.

Dr. Schwieterman may terminate his employment agreement upon written notice to us. We may terminate the employment agreement without prior written notice for cause, or without cause on sixty days’ prior written notice. If Dr. Schwieterman’s employment is terminated by us for cause, by reason of Dr. Schwieterman’s death or disability or by Dr. Schwieterman without good reason, we will pay to Dr. Schwieterman the amount of our accrued obligations, as of the date of such termination. If Dr. Schwieterman’s employment is terminated by us other than for cause or by Dr. Schwieterman with good reason, we will pay to Dr. Schwieterman the accrued obligations, an amount equal to twelve months of his then-current base salary and premiums pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), for Dr. Schwieterman and his immediate family for twelve months, subject to the conditions outlined in the agreement.

If Dr. Schwieterman’s employment is terminated by us other than for cause or by Dr. Schwieterman with good reason in the one year following the effective date of a change in control of the Company, we will pay to Dr. Schwieterman our accrued obligations, an amount equal to twelve months of his then-current base salary, and COBRA premiums for a period of twelve months on the same conditions described above. In addition, all of Dr. Schwieterman’s unvested equity outstanding on the date of termination shall vest and be immediately exercisable. Dr. Schwieterman has also agreed not to directly or indirectly solicit for employment, during his employment and for a twelve month period following termination of his employment, any person who is (or has been in the past year) a Company officer, executive or key employee.

All payments made and benefits available to Dr. Schwieterman in connection with his employment agreement will comply with Internal Revenue Code Section 409A in accordance with the terms of his employment agreement.

Prior to his appointment as our President and CEO in May 2015, Dr. Schwieterman was also compensated in exchange for his services as a member of our Board of Directors pursuant to the terms of our Amended & Restated Director Compensation Policy applicable to non-employee directors (the “2014 Director Compensation Policy”) as further described under “Director Compensation” below, and was compensated for his services as a consultant as further described under “Certain Relationships and Related Transactions.”

Matthew M. Loar. On July 20, 2015, we entered into an employment agreement with Mr. Loar with respect to his service as our Chief Financial Officer. Pursuant to the terms of this agreement, Mr. Loar is eligible to receive an annual base salary of $325,000 and was paid a one-time signing bonus of one month’s salary, or $27,083, shortly following the execution of his agreement. In addition, Mr. Loar is eligible to be awarded an annual bonus of up to thirty-five percent of his then-current annual base salary, at our sole discretion, based on our assessment of Mr. Loar’s performance and the Company’s performance. On July 20, 2015 and pursuant to the terms of the 2015 Plan and Mr. Loar’s employment agreement, we granted Mr. Loar options to purchase 150,000 shares of our common stock with an exercise price per share of $1.37. Twenty-five percent of the options will vest on the first anniversary of the grant date, and the remaining seventy-five percent will vest in substantially equal monthly installments over the next thirty-six months following the first anniversary of the grant date, such that the options will be fully vested as of the fourth anniversary of the date of grant. On March 21, 2016, we granted Mr. Loar options to purchase 262,500 shares of our common stock with an exercise price per share of $0.7277 per share. Twenty-five percent of the options will vest on the first anniversary of the grant date, and the remaining seventy-five percent will vest in substantially equal monthly installments over the next thirty-six months following the first anniversary of the grant date, such that 100% of the options will be fully vested as of the fourth anniversary of the date of grant.

Mr. Loar may terminate his employment agreement upon written notice to us. We may terminate the employment agreement without prior written notice for cause, or without cause on sixty days’ prior written notice. If Mr. Loar’s employment is terminated by us for cause, by reason of Mr. Loar’s death or disability or by Mr. Loar without good reason, we will pay to Mr. Loar the amount of our accrued obligations, as of the date of such termination. If Mr. Loar’s employment is terminated by us other than for cause or by Mr. Loar with good reason, we will pay to Mr. Loar the accrued obligations, an amount equal to twelve months of his then-current base salary and premiums pursuant to COBRA, for Mr. Loar and his immediate family for twelve months, subject to the conditions outlined in the agreement.

If Mr. Loar’s employment is terminated by us other than for cause or by Mr. Loar with good reason in the one year following the effective date of a change in control of the Company, we will pay to Mr. Loar our accrued obligations, an amount equal to twelve months of his then-current base salary, and COBRA premiums for a period of twelve months on the same conditions described above. In addition, all of Mr. Loar’s unvested equity outstanding on the date of termination shall vest and be immediately exercisable. Mr. Loar has also agreed not to directly or indirectly solicit for employment, during his employment and for a twelve month period following termination of his employment, any person who is (or has been in the past year) a Company officer, executive or key employee.

All payments made and benefits available to Mr. Loar in connection with his employment agreement will comply with Internal Revenue Code Section 409A in accordance with the terms of his employment agreement.

Dr. David J. Chaplin. On May 16, 2014, we entered into an employment agreement with Dr. Chaplin with respect to his service as President and Chief Executive Officer, which was subsequently amended on August 7, 2014 and then amended and restated on May 12, 2015 when Dr. Chaplin became our Chief Scientific Officer. Pursuant to the terms governing Dr. Chaplin’s service as our President and CEO, Dr. Chaplin was eligible to receive an annual base salary of $410,000, which included compensation for consultancy services to the Company under Dr. Chaplin’s consultancy agreement with Aston Biopharma LTD, as further described under “Certain Relationships and Related Person Transactions.” In addition, during the period of time in which Dr. Chaplin served as our President and CEO he was eligible to be awarded an annual bonus of up to fifty percent of his then-current annual base salary, at our sole discretion, based on our assessment of Dr. Chaplin’s performance and the Company’s performance.

Pursuant to Dr. Chaplin’s employment agreement governing his service as our Chief Scientific Officer during 2016, Dr. Chaplin was eligible to receive an annual base salary of $220,000, which includes compensation for consultancy services to the Company under Dr. Chaplin’s consultancy agreement with Aston Biopharma LTD, as further described under “Certain Relationships and Related Person Transactions.” In addition and in connection with his services as our Chief Scientific Officer during 2016, Dr. Chaplin was eligible to be awarded an annual bonus of up to thirty-five percent of his then-current annual base salary, at our sole discretion, based on our assessment of Dr. Chaplin’s performance and the Company’s performance. On May 28, 2015, Dr. Chaplin also received, pursuant to his employment agreement and the 2015 Plan, options to purchase 225,000 shares of the Company’s common stock at an exercise price per share equal to $1.43. Twenty-five percent of the options vested on the grant date, and the remaining are subject to vesting in 36 substantially equal monthly installments beginning on the one month anniversary from the date of grant. On March 21, 2016, we granted Dr. Chaplin options to purchase 262,500 shares of our common stock with an exercise price per share of $0.7277 per share.

Twenty-five percent of the options will vest on the first anniversary of the grant date, and the remaining seventy-five percent will vest in substantially equal monthly installments over the next thirty-six months following the first anniversary of the grant date, such that 100% of the options will be fully vested as of the fourth anniversary of the date of grant.

On October 25, 2016, we amended Dr. Chaplin’s employment agreement regarding his service as Chief Scientific Officer, effective as of January 1, 2017. Pursuant to the amended employment agreement, Dr. Chaplin will receive an annual base salary of $220,000 per year. In addition, Dr. Chaplin may be awarded an annual bonus of up to 35% of his then-current annual base salary, at the sole discretion of Mateon, based on Mateon’s assessment of Dr. Chaplin’s performance and Mateon’s performance.

We have agreed to reimburse Dr. Chaplin, or pay on his behalf, the cost of one business class round-trip ticket between San Francisco, California and London, United Kingdom per month. We also agreed to reimburse Dr. Chaplin for the costs of furnished housing in San Francisco, California, inclusive of utilities and the retention of a rental car during Dr. Chaplin’s tenure as our President and CEO, and in connection with his services as our Chief Scientific Officer, we will reimburse Dr. Chaplin for the cost of living expenses when traveling with the Company.

Dr. Chaplin may terminate his employment agreement upon written notice to us. We may terminate the employment agreement without prior written notice for cause, or without cause on sixty days’ prior written notice. If Dr. Chaplin’s employment is terminated by us for cause, by reason of Dr. Chaplin’s death or disability or by Dr. Chaplin without good reason, we will pay to Dr. Chaplin the amount of our accrued obligations, as of the date of such termination. If Dr. Chaplin’s employment is terminated by us other than for cause or by Dr. Chaplin with good reason, we will pay to Dr. Chaplin the accrued obligations, an amount equal to twelve months of his then-current base salary and premiums pursuant to COBRA, for Dr. Chaplin and his immediate family for twelve months, subject to the conditions outlined in the agreement.

If Dr. Chaplin’s employment is terminated by us other than for cause or by Dr. Chaplin with good reason in the one year following the effective date of a change in control of the Company, we will pay to Dr. Chaplin our accrued obligations, an amount equal to twelve months of his then-current base salary, and COBRA premiums for a period of twelve months on the same conditions described above. In addition, all of Dr. Chaplin’s unvested equity compensation outstanding on the date of termination shall vest and be immediately exercisable. Dr. Chaplin has also agreed not to directly or indirectly solicit for employment, during his employment and for a twelve month period following termination of his employment, any person who is (or has been in the past year) a Company officer, executive or key employee.

All payments made and benefits available to Dr. Chaplin in connection with his employment agreement will comply with Internal Revenue Code Section 409A in accordance with the terms of his employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2016, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table. There were no grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2016.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price $	Option Expiration Date
William D. Schwieterman, M.D.	1,442	—	$19.80	10/31/2017
President and Chief Executive Officer	2,359	—	11.88	1/02/2018
	4,209	—	6.62	7/01/2018
	5,140	—	5.30	1/02/2019
	10,060	—	2.70	7/01/2019
	4,880	—	2.79	1/02/2020
	5,280	—	2.60	7/02/2020
	118,750	181,250	1.43	5/28/2025
	—	75,000	1.43	5/28/2025
	—	500,000	.7277	3/21/2026
Matthew M. Loar	53,125	96,875	$1.37	7/20/2025
Chief Financial Officer	—	262,500	.7277	3/21/2026
David J. Chaplin, Ph.D.,	6,260	—	$4.36	1/23/2019
Chief Scientific Officer	10,060	—	2.70	7/01/2019
	4,880	—	2.79	1/02/2020
	96,874	53,126	2.95	05/15/2024
	145,313	79,687	1.43	05/28/2025
		262,500	.7277	3/21/2026

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change-In-Control

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to Dr. Schwieterman, Dr. Chaplin and Mr. Loar in the event of a termination of employment or a change of control of the Company. The following table summarizes the potential payments to Dr. Schwieterman, Dr. Chaplin and Mr. Loar assuming that one of the described termination events occurs. The table assumes that the event occurred on December 31, 2016, the last day of our fiscal year. On December 30, 2016, the last trading day of 2016, the closing price of our common stock on OTCQX marketplace was $0.36 per share.

William D. Schwieterman, M.D.

Executive Benefits and Payments Upon Termination	Termination within 12 months Following Change in Control	Voluntary Termination by Executive or Death	Involuntary Not for Cause Termination or Termination by Executive with Good Reason	For Cause Termination	Disability
Base Salary	$410,000	$—	$410,000	$—	$—
Annual Bonus (50% of Base Salary)	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid	N/A	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid
Acceleration of Vesting of Equity	100%	0%	0%	0%	0%
Stock Options:
Number of Stock Options	756,250	—	—	—	—
Value upon Termination	$—	$—	$—	$—	$—
Vested Stock Received:
Number of Shares	—	—	—	—	—
Value upon Termination	$—	$—	$—	$—	$—
Relocation Reimbursement	N/A	N/A	N/A	N/A	N/A
Deferred Compensation Payout	N/A	N/A	N/A	N/A	N/A
Post-Term Health Care	Up to 12 months for Executive and family	N/A	Up to 12 months for Executive and family	N/A	N/A
	$26,916	$—	$26,916	$—	$—
Excise Tax Gross Up	N/A	N/A	N/A	N/A	N/A

Matthew M. Loar

Executive Benefits and Payments Upon Termination	Termination within 12 months Following Change in Control	Voluntary Termination by Executive or Death	Involuntary Not for Cause Termination or Termination by Executive with Good Reason	For Cause Termination	Disability
Base Salary	$325,000	$—	$325,000	$—	$—
Annual Bonus (50% of Base Salary)	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid	N/A	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid
Acceleration of Vesting of Equity	100%	0%	0%	0%	0%
Stock Options:
Number of Stock Options	359,375	—	—	—	—
Value upon Termination	$—	$—	$—	$—	$—
Vested Stock Received:
Number of Shares	—	—	—	—	—
Value upon Termination	$—	$—	$—	$—	$—
Relocation Reimbursement	N/A	N/A	N/A	N/A	N/A
Deferred Compensation Payout	N/A	N/A	N/A	N/A	N/A
Post-Term Health Care	Up to 12 months for Executive and family	N/A	Up to 12 months for Executive and family	N/A	N/A
	$26,916	$—	$26,916	$—	$—
Excise Tax Gross Up	N/A	N/A	N/A	N/A	N/A

David J. Chaplin, Ph.D.

Executive Benefits and Payments Upon Termination	Termination within 12 months Following Change in Control	Voluntary Termination by Executive or Death	Involuntary Not for Cause Termination or Termination by Executive with Good Reason	For Cause Termination	Disability
Base Salary	$220,000	$—	$220,000	$—	$—
Annual Bonus (50% of Base Salary)	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid	N/A	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid
Acceleration of Vesting of Equity	100%	0%	0%	0%	0%
Stock Options:
Number of Stock Options	395,313	—	—	—	—
Value upon Termination	$—	$—	$—	$—	$—
Vested Stock Received:
Number of Shares	—	—	—	—	—
Value upon Termination	$—	$—	$—	$—	$—
Relocation Reimbursement	N/A	N/A	N/A	N/A	N/A
Deferred Compensation Payout	N/A	N/A	N/A	N/A	N/A
Post-Term Health Care	Up to 12 months for Executive and family	N/A	Up to 12 months for Executive and family	N/A	N/A
	$—	$—	$—	$—	$—
Excise Tax Gross Up	N/A	N/A	N/A	N/A	N/A

The information set forth above is described in more detail in the Narrative Disclosure to the Summary Compensation Table.

A “Change in Control,” as defined in Dr. Schwieterman’s, Mr. Loar’s and Dr. Chaplin’s employment agreements, means the occurrence of the following during the term of Dr. Schwieterman’s employment as President and Chief Executive Officer, during the term of Mr. Loar’s employment as Chief Financial Officer and during the term of Dr. Chaplin’s employment as Chief Scientific Officer, respectively:

(1)

any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than fifty percent of the total voting power represented by the

Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve;

(2)	a merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least fifty percent of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or

(3)	the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of its assets; or

(4)	a change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors, and provided in each such case the Change in Control also meets the requirements of a “Change in Control Event” within the meaning of Section 409A(a)(2)(A)(v) of the Code and Treasury Regulation Section 1.409A-3(i)(5). “Incumbent Directors” mean the directors who either (A) are directors of the Company as of the date of this Agreement, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

In each such case the Change of Control must also meet the requirements of a “Change of Control Event” within the meaning of Section 409(a)(2)(A)(v) of the Code.

Each of Dr. Schwieterman, Mr. Loar and Dr. Chaplin will be entitled to certain benefits as described in the table above if his employment is terminated by the Company for reasons other than cause or by him with good reason. “Cause,” as defined in Dr. Schwieterman’s, Mr. Loar’s and Dr. Chaplin’s employment agreements, means:

(1)	Dr. Schwieterman’s/Mr. Loar’s/Dr. Chaplin’s substantial failure to perform any of his duties as CEO/CFO/Chief Scientific Officer or to follow reasonable, lawful directions of the Board or any officer to whom Dr. Schwieterman/Mr. Loar/Dr. Chaplin reports;

(2)	Dr. Schwieterman’s/Mr. Loar’s/Dr. Chaplin’s willful misconduct or willful malfeasance in connection with his employment;

(3)	Dr. Schwieterman’s/Mr. Loar’s/Dr. Chaplin’s commission of, conviction of, or plea of nolo contendere to, any crime constituting a felony under the laws of the United States or any state thereof, or any other crime involving moral turpitude;

(4)	Dr. Schwieterman’s/Mr. Loar’s/Dr. Chaplin’s material breach of any provision of his employment agreement, the By-laws or any other written agreement with the Company;

(5)	Dr. Schwieterman’s/Mr. Loar’s/Dr. Chaplin’s engaging in misconduct that causes significant injury to the Company, financial or otherwise, or to its reputation; or

(6)	any act, omission or circumstance constituting cause under the law governing the employment agreement.

“Good Reason,” as defined in Dr. Schwieterman’s/Mr. Loar’s/Dr. Chaplin’s employment agreement, means the Company:

(1)	materially reduces Dr. Schwieterman’s/Mr. Loar’s/Dr. Chaplin’s title, or responsibilities;

(2)	relocates its headquarters more than sixty (60) miles from their current location (unless the relocation results in the headquarters being closer to Dr. Schwieterman’s/Mr. Loar’s/Dr. Chaplin’s residence);

(3)	materially reduces Dr. Schwieterman’s/Mr. Loar’s/Dr. Chaplin’s base salary; or

(4)	breaches a material term of Dr. Schwieterman’s/Mr. Loar’s/Dr. Chaplin’s employment agreement.

Good Reason must also meet the requirements for a good reason termination in accordance with Code Section 409A, and any successor statute, regulation and guidance thereto.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2016 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total
Frederick W. Driscoll(3)	$56,250	$40,000	$96,250
Tamar D. Howson(4)	$21,016	$—	$21,016
Gerald McMahon(5)	$48,000	$40,000	$88,000
Simon C. Pedder, Ph.D.(6)	$37,032	$90,000	$127,032
Donald R. Reynolds(7)	$9,222	$49,998	$59,220
Bobby W. Sandage, Jr., Ph.D.(8)	$8,870	$49,998	$58,868

(1)	The fair values for the awards granted were estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

Weighted Average Assumptions
Risk-free interest rate	1.5%
Expected life (years)	6.0
Expected volatility	88%
Dividend yield	0.00%

See Note 6 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, for additional information regarding the assumptions used to determine the fair value of each of the stock awards and option awards set forth in this table. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Significant Judgments and Estimates” in the Form 10-K.

(3)	Mr. Driscoll served as a member of our Board of Directors until August 17, 2016.

(4)	Ms. Howson served as a member of our Board of Directors until June 1, 2016.

(5)	Mr. McMahon served as a member of our Board of Directors until November 23, 2016.

(6)	Dr. Pedder was appointed as a member of our Board of Directors on March 21, 2016.

(7)	Mr. Reynolds was appointed as a member of our Board of Directors on October 25, 2016.

(8)	Dr. Sandage was appointed as a member of our Board of Directors on October 25, 2016.

The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various Committees of our Board.

Fees. In July 2014, the Board of Directors adopted the 2014 Director Compensation Policy, and on October 25, 2016, the Board amended and restated the 2014 Director Compensation Policy (as amended and restated, the “2016 Director Compensation Policy”). In accordance with the 2014 Director Compensation Policy, effective July 1, 2014, the following cash fees were payable to non-employee directors quarterly in advance on the first day of each fiscal quarter:

Board or Committee of Board	Annual Cash Retainer Amount
Chairperson of the Board	$60,000
Member of the Board (other than the Chairperson)	$40,000
Audit Committee Chairperson (in addition to compensation as a Member of the Board)	$15,000
Compensation Committee Chairperson (in addition to compensation as a Member of the Board)	$10,000
Nominating and Governance Committee Chairperson (in addition to compensation as a Member of the Board)	$8,000

In accordance with the 2016 Director Compensation Policy, effective October 25, 2016, the following cash fees were payable to non-employee directors quarterly in arrears at the end of each fiscal quarter:

Board or Committee of Board	Annual Cash Retainer Amount
Chairperson of the Board (in addition to compensation as a Member of the Board)	$20,000
Member of the Board	$40,000
Audit Committee Chairperson (in addition to compensation as a Member of the Board and as a member of the Audit Committee)	$3,000
Compensation Committee Chairperson (in addition to compensation as a Member of the Board and as a member of the Compensation Committee)	$3,000
Nominating and Governance Committee Chairperson (in addition to compensation as a Member of the Board and as a member of the Nominating and Governance Committee)	$3,000
Audit Committee Member (in addition to compensation as a Member of the Board)	$5,000
Compensation Committee Member (in addition to compensation as a Member of the Board)	$3,000
Nominating and Governance Committee Member (in addition to compensation as a Member of the Board)	$3,000

A new non-employee director joining the Board during the course of the year on a date other than the first day of the fiscal quarter will receive his or her cash compensation for that fiscal quarter pro-rated.

Equity Grants. In accordance with the 2014 Director Compensation Policy and the 2016 Director Compensation Policy, on the date of each annual meeting, each non-employee director is granted a non-qualified stock option to purchase shares of our common stock valued at $40,000 on the date of grant, which will vest in full one year from the grant date, subject to the applicable director’s continued service on the Board as of the vesting date.

A new non-employee director joining the Board will be granted an option to purchase shares of our common stock valued at $50,000 on or shortly after the first date of his or her service, which will vest over a three year period subject to the director’s continued service on the Board as of each vesting date.

Each option granted under the 2014 Director Compensation Policy and 2016 Director Compensation Policy will have an exercise price equal to the closing price of our common stock on OTCQX marketplace (or other applicable trading market) on the date of grant, or if the date of grant is not a trading day, the closing price on the next trading day following the date of grant, and each option will have a term of six years. The number of options to be received under the 2014 Director Compensation Policy and the 2016 Director Compensation Policy will be calculated using the Black-Scholes valuation method.

Options granted pursuant to the 2014 Director Compensation Policy and the 2016 Director Compensation Policy are subject to the terms and conditions of the applicable stock plan. Under the terms of the 2015 Incentive Plan and the 2017 Incentive Plan, directors may be granted shares of common stock, stock-based awards, and/or stock options to purchase shares of common stock.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2016.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	4,177,000	$1.47	549,000
Equity compensation plans not approved by security holders	—	—	—
Total	4,177,000	$1.47	549,000

Summary Description of the Company’s 2017 Plan

On January 12, 2017, the Board of Directors, with the approval of the Compensation Committee of the Board, adopted and approved the Mateon Therapeutics, Inc. 2017 Equity Incentive Plan (the “2017 Plan”). The following is a summary of the 2017 Plan, which is qualified in its entirety by reference to the text of the 2017 Plan and the form of option agreement under the 2017 Plan, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to the Company’s Form 8-K, filed with the SEC on January 13, 2017.

Eligibility. The 2017 Plan allows us, under the direction of our Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards, and other stock-based awards to employees, consultants and directors. The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and provide additional incentive for them to promote our success or the success of our affiliates.

Shares Available for Issuance. The 2017 Plan provides for the issuance of up to 2,000,000 shares of our common stock. Generally shares of common stock reserved for awards under the 2017 Plan that lapse or are cancelled, forfeited, surrendered or terminated for any reason will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes will not be available again for grant.

Stock Options. Stock options granted under the 2017 Plan must be non-qualified stock options, which are not intended to meet the requirements of Section 422 of the Internal Revenue code. Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for twelve months after termination of service on account of death or total and permanent disability.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited. During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

Other Stock-Based Awards. The 2017 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock unit awards. Our Compensation Committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period.

Plan Administration. In accordance with the terms of the 2017 Plan, our Board of Directors has authorized our Compensation Committee to administer the 2017 Plan. The Compensation Committee may delegate part of its authority and powers under the 2017 Plan to one or more of our directors and/or officers, but only our Board of Directors or our Compensation Committee can make awards to participants who are directors or executive officers of the Company. In accordance with the provisions of the 2017 Plan, our Compensation Committee determines the terms of awards, including, which employees, directors and consultants will be granted awards, the number of shares subject to each award, the vesting provisions of each award, the termination and cancellation provisions applicable to awards, and all other terms and conditions upon which each award may be granted in accordance with the 2017 Plan. In addition, our Compensation Committee may, in its discretion, amend any term or condition of any outstanding award, other than reducing the exercise price or purchase price, provided that (i) the term or condition as amended is not prohibited by the 2017 Plan; (ii) any amendment does not impair the rights of a participant under any award previously granted without that participant’s consent; and (iii) any amendment will be made only after the Compensation Committee determines whether the amendment would cause any adverse tax consequences to the participant.

Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or stock dividend.

Corporate Transactions. Upon a merger or other reorganization event, the Compensation Committee or the successor board, may, in its sole discretion, take any one or more of the following actions pursuant to the 2017 Plan, as to some or all outstanding awards (i) to provide that all outstanding options shall be assumed or substituted by the successor corporation, (ii) upon written notice to a participant, to provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant, (iii) in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, to make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options, (iv) to provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event, and (v) with respect to stock grants and in lieu of any of the foregoing, the Compensation Committee or the successor board may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Compensation Committee, all forfeiture and repurchase rights being waived upon such transaction).

Amendment and Termination. The 2017 Plan may be amended by the Compensation Committee, in their capacity as administrator of the 2017 Plan. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent.

Duration of Plan. The 2017 Plan will expire by its terms on January 12, 2027.

Federal Income Tax Considerations. The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2017 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2017 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Non-Qualified Options. Non-qualified options may be granted under the 2017 Plan. A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income. An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants. With respect to stock grants under the 2017 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee. With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units. The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

EXPENSES OF SOLICITATION

We will bear the costs of soliciting proxies from our stockholders. We will make this solicitation by mail, and our directors, officers, and employees may also solicit proxies by telephone, fax, e-mail or in person, for which they will receive no compensation other than their regular compensation as directors, officers, or employees. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to beneficial owners of our voting securities. We will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that are incurred by them.

COMPENSATION PRACTICES AND POLICIES RELATING TO RISK MANAGEMENT

Consistent with SEC disclosure requirements, we have assessed our compensation policies, practices and awards, and have concluded that our compensation policies, practices and awards do not create risks that are reasonably likely to have a material adverse effect on the Company. Management and the Compensation Committee of our Board of Directors each assessed our compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. Our compensation programs include a combination of fixed base salaries, cash bonuses, long-term incentive awards, including performance-based compensation, and employee retirement plans that are generally uniform in design and operation throughout the Company and with all levels of employees.

Based on the foregoing, we believe that our compensation policies, practices and awards do not create risks that are likely to have a material adverse effect on the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks, are compatible with our effective internal controls and our risk management practices, and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

CORPORATE CODE OF CONDUCT AND ETHICS

We have adopted a Corporate Code of Conduct and Ethics (the “Code of Conduct”) that applies to all of our employees, including our CEO and CFO. The text of the Code of Conduct has been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2014, and is posted on our website at www.mateon.com. Disclosure regarding any amendments to, or waivers from provisions of the code of conduct and ethics that apply to our directors, principal executive, and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2018 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than Wednesday, December 27, 2017. To be considered for presentation at the 2018 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than 75 days prior to the date that is one year from this year’s mailing date and no later than 45 days prior to the date that is one year from this year’s mailing date. Proposals that are not received in a timely manner will not be voted on at the 2018 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of The Secretary, Mateon Therapeutics, Inc., 701 Gateway Boulevard, Suite 210, South San Francisco, California 94080.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which includes our financial statements, provides additional information about us and can be found on the website of the SEC at www.sec.gov. They are also available on our website at www.mateon.com. You may obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Mateon Therapeutics, Inc., 701 Gateway Boulevard, Suite 210, South San Francisco, California 94080, Attention: Investor Relations.

South San Francisco, CA

April 26, 2017

APPENDIX A

PROXY CARD

      MATEON THERAPEUTICS, INC.

      701 GATEWAY BLVD, SUITE 210

      SOUTH SAN FRANCISCO, CA 94080

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all the nominees listed and FOR Proposal 2:
	☐	☐	☐
1. To elect five members to the Board of Directors to hold office until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified.

Nominees
01 DAVID J. CHAPLIN 02 SIMON C. PEDDER 03 DONALD J. REYNOLDS 04 BOBBY W. SANDAGE, JR. 05 WILLIAM D. SCHWIETERMAN
					For	Against	Abstain
2 To ratify the appointment of OUM & CO. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.					☐	☐	☐
NOTE: If any other matters properly come before the annual meeting, or any adjournments thereof, the persons named in this proxy will vote on such matters in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MATEON THERAPEUTICS, INC.

The undersigned hereby appoints Dr. William D. Schwieterman and Matthew M. Loar, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Mateon Therapeutics, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual meeting of Shareowners of the Company to be held June 9, 2017 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side